Amendment No. 9
To
Fifth Amended And Restated Revolving Loan And Letter Of Credit Agreement

This Amendment No. 9 (this “Amendment”) is entered into as of December 15, 2006, among: the two entities included among the Borrower as listed on Exhibit A attached hereto (individually, and collectively, jointly and severally, the “Borrower”); the several entities included among the Guarantors as listed on Exhibit A attached hereto (each, individually, a “Guarantor,” and collectively, jointly and severally, the “Guarantors”); the several entities included among the Banks as listed on Exhibit A attached hereto (each, individually, a “Bank” and collectively, but not jointly, the “Banks”); and Bank of America, N.A. (“Bank of America”), as agent for the Banks (in such capacity, the “Agent”).

RECITALS

Reference is made to the following facts that constitute the background of this Amendment:

A.	The parties hereto have entered into that certain Fifth Amended and Restated Revolving Loan and Letter of Credit Agreement dated as of November 4, 2005 (as amended and/or restated from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed to them in the Loan Agreement;

B.	The Borrower and the Guarantors have requested that, for a period of ninety (90) days from the date hereof through 5:00 p.m. EST on March 14, 2007 (the “Increase Period”), the Maximum Amount be increased by $25,000,000.00 (the “Increase Amount”) to $165,000,000.00.

C.	The Agent and the Banks are willing to amend the Agreement to accommodate such request solely upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and of the representations, warranties, covenants and conditions set forth herein and in the Loan Agreement, and for other valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1. Increase in Maximum Amount. Solely during the Increase Period, the definition of “Maximum Amount” in Section 1.1 of the Loan Agreement is hereby amended to mean One Hundred Sixty-Five Million and 00/100 Dollars ($165,000,000.00). During the Increase Period, all references to the term “Maximum Amount” in the Credit Documents shall mean such term as amended hereby, including, without limitation, as referenced in the sublimits set forth in Section 2.11 of the Loan Agreement. The parties hereto acknowledge and agree that the Commitments of Bank of America, Citicorp and Comerica (the “Participating Banks”) shall increase during the Increase Period and the Commitments of the other Banks shall not change. Accordingly, Section IV of Schedule A to the Loan Agreement, which sets forth the Commitment and Commitment Percentage of each Bank, is hereby amended by deleting it in its entirety and substituting Section IV of Schedule A attached to this Amendment in its stead. Upon expiration of the Increase Period, Section IV of Schedule A to the Loan Agreement as it existed immediately prior to the date of this Amendment shall be in full force and effect.

Section 2. Representations and Warranties. The Borrower and Guarantors, jointly and severally, represent and warrant to the Banks as of the effective date of this Amendment that, assuming the due execution and delivery of this Amendment: (a) no Default or Event of Default is in existence, from and after, or will result from, the execution and delivery of this Amendment or the consummation of any transactions contemplated hereby; (b) each of the representations and warranties of the Borrower and the Guarantors in the Loan Agreement and the other Credit Documents is true and correct in all material respects on the effective date of this Amendment (except for representations and warranties limited as to time or with respect to a specific event, which representations and warranties shall continue to be limited to such time or event) and (c) this Amendment and the Loan Agreement (as amended by this Amendment) are legal, valid and binding agreements of the Borrower and the Guarantors and are enforceable against them in accordance with their terms.

Section 3. Ratification. Except as hereby amended, the Loan Agreement, all other Credit Documents and each provision thereof are hereby ratified and confirmed in every respect and shall continue in full force and effect, and this Amendment shall not be, and shall not be deemed to be, a waiver of any Default or Event of Default or of any covenant, term or provision of the Loan Agreement or the other Credit Documents. In furtherance of the foregoing ratification, by executing this Amendment in the spaces provided below, each of the Guarantors, on a joint and several basis, hereby absolutely and unconditionally (a) reaffirms its obligations under the Guaranty, and (b) absolutely and unconditionally consents to (i) the execution and delivery by the Borrower of this Amendment, (ii) the continued implementation and consummation of arrangements and transactions contemplated by the Loan Agreement (including, without limitation, as amended hereby) and the other Credit Documents, and (iii) the performance and observance by the Borrower and each Guarantor of all of its respective agreements, covenants, duties and obligations under the Loan Agreement (including, without limitation, as amended hereby) and the other Credit Documents.

Section 4. Conditions Precedent. The agreements set forth in this Amendment are conditional and this Amendment shall not be effective until (i) receipt by the Agent of a fully-executed counterpart original of this Amendment and (ii) receipt by the Participating Banks of fully-executed original allonges to the Credit Notes in their favor in the form attached hereto as Exhibit B.

Section 5. Counterparts. This Amendment may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument.

Section 6. Amendment as Credit Document. Each party hereto agrees and acknowledges that this Amendment constitutes a “Credit Document” under and as defined in the Loan Agreement.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO CONSTITUTE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, INCLUDING ARTICLE 5 OF THE UCC, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES).

Section 8. Successors and Assigns. This Amendment shall be binding upon each of the Borrower, the Guarantors, the Banks, the Agent and their respective successors and assigns, and shall inure to the benefit of each of the Borrower, the Guarantors, the Banks and the Agent.

Section 9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 10. Expenses. Each Borrower jointly and severally agrees to promptly reimburse the Agent and the Banks for all expenses, including, without limitation, reasonable fees and expenses of outside legal counsel, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment and all other instruments, documents and agreements executed and delivered in connection with this Amendment.

Section 11. Integration. This Amendment contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Amendment supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Amendment, all of which have become merged and finally integrated into this Amendment. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Amendment, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Amendment not included or referred to herein and not reflected by a writing included or referred to herein.

Section 12. No Course of Dealing. The Agent and the Banks have entered into this Amendment on the express understanding with each Borrower and Guarantor that in entering into this Amendment the Agent and the Banks are not establishing any course of dealing with the Borrower or the Guarantors. The Agent’s and the Banks’ rights to require strict performance with all of the terms and conditions of the Loan Agreement and the other Credit Documents shall not in any way be impaired by the execution of this Amendment. None of the Agent and the Banks shall be obligated in any manner to execute any further amendments or waivers and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are satisfactory to them, the Agent and the Banks may require the payment of fees in connection therewith. Each of the Borrower and the Guarantors agrees that none of the ratifications and reaffirmations set forth herein, nor the Agent’s nor any Bank’s solicitation of such ratifications and reaffirmations, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Borrower or the Guarantors with respect to any subsequent modification, consent or waiver with respect to the Loan Agreement or any other Credit Document.

Section 13. Jury Trial Waiver. BORROWER, GUARANTORS, AGENT AND BANKS BY ACCEPTANCE OF THIS AMENDMENT MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT, THE LOAN AGREEMENT, OR ANY OTHER CREDIT DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF AGENT OR ANY BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE CREDIT DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 9 to be duly executed by their duly authorized officers or representatives, all as of the date first above written.

BORROWER:

MMA FINANCIAL WAREHOUSING, LLC

By: MMA Equity Corporation, its sole member

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

MMA FINANCIAL BOND WAREHOUSING, LLC

By: MMA Equity Corporation, its managing member

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

GUARANTORS:

MUNICIPAL MORTGAGE & EQUITY, LLC

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

MMA FINANCIAL HOLDINGS, INC.

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

(Signatures continued on next page)

GUARANTORS (CONT.):

MMA EQUITY CORPORATION

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

MMA FINANCIAL TC CORP.

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

MMA FINANCIAL BFGLP, LLC

By: MMA Financial TC Corp., its sole member

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

MMA FINANCIAL BFRP, INC.

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

MMA SPECIAL LIMITED PARTNER, INC.

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

(Signatures continued on next page)

GUARANTORS (CONT.):

MMA FINANCIAL BFG INVESTMENTS, LLC

By: MMA Financial TC Corp., its managing member

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

AGENT:

BANK OF AMERICA, N.A., as Agent

By: /s/ Ugo Arinzeh
Ugo Arinzeh, Senior Vice President

BANKS:

BANK OF AMERICA, N.A., as one of the Banks

By: /s/ Ugo Arinzeh
Ugo Arinzeh, Senior Vice President

CITICORP USA, INC., as one of the Banks

By: /s/ Maria McKeon
Maria McKeon, Vice President

COMERICA BANK, A MICHIGAN BANKING CORPORATION, as one of the Banks

By: /s/ Lisa Kotula
Lisa Kotula, Vice President

(Signatures continued on next page)

BANKS (CONT.):

MERRILL LYNCH COMMUNITY DEVELOPMENT COMPANY, LLC, as one of the Banks

By: /s/ Michael Solomon
Michael Solomon, Director

SOVEREIGN BANK, as one of the Banks

By: /s/ Robert Nickey
Robert Nickey, Senior Vice President

Exhibit A: Parties

I. Borrower:

MMA Financial Warehousing, LLC, a Maryland limited liability company (“SPE I”),

MMA Financial Bond Warehousing, LLC, a Maryland limited liability company (“SPE II”), and

(SPE I and SPE II are individually, and collectively, jointly and severally referred to as the “Borrower”).

II. Guarantors:

Municipal Mortgage & Equity, LLC, a Delaware limited liability company (“MuniMae”),

MMA Financial Holdings Inc., a Florida corporation (“MFH”),

MMA Equity Corporation, a Florida corporation (“MEC”),

MMA Financial TC Corp., a Delaware corporation (“TC Corp.”),

MMA Financial BFGLP, LLC, a Maryland limited liability Company (“BFGLP”),

MMA Financial BFRP Inc., a Delaware corporation (“BFRP”),

MMA Financial BFG Investments LLC, a Delaware limited liability company (“BFG Investments”), and

MMA Special Limited Partner, Inc., a Florida corporation (“MSLP”).

(MuniMae, MFH, MEC, TC Corp., BFGLP, BFRP, BFG Investments, and MSLP are each referred to as a “Guarantor” and are collectively, jointly and severally referred to as the “Guarantors”).

II. Banks:

Bank of America, N.A.
Citicorp USA, Inc.
Comerica Bank
Merrill Lynch Community Development Company, LLC

Sovereign BankExhibit B: Form of Allonge to Credit Note

Allonge to Fourth Amended and Restated Revolving Credit Note dated as of December 23, 2004 in the principal amount of $40,000,000 made payable by MMA Financial Warehousing, LLC and MMA
Financial Bond Warehousing, LLC, on a joint and several basis, to the order of Bank of America,
N.A. (as amended from time to time, the “Credit Note”)

This Allonge is made to the Credit Note this 15th day of December, 2006. Terms not defined herein have the same meanings as in the Credit Note.

From and after the date hereof, and continuing through March 14, 2007, the principal amount of the Credit Note shall be increased from $52,500,000.00 to $63,500,000.00, and this Allonge shall become part of the Credit Note and shall be subject to all of the terms and conditions thereof. At 5:00 p.m. EST on March 14, 2007, this Allonge shall be of no further force or effect.

Although it is in the interest of the parties that this Allonge be affixed to the Note, this Allonge shall continue in full force and effect even if it has not been so affixed.

IN WITNESS WHEREOF, Borrower has caused this Allonge to be duly executed as of the date set forth above.

BORROWER:

MMA FINANCIAL WAREHOUSING, LLC

By: MMA Equity Corporation, its sole member

By:
Name:
Title:

MMA FINANCIAL BOND WAREHOUSING, LLC

By: MMA Equity Corporation, its managing member

By:
Name:
Title:

SCHEDULE A

IV. Commitment Percentages:

Bank	Commitment Percentage	Commitment

Bank of America	38.484848484849%	$63,500,000.00

Citicorp	30.909090909091%	$51,000,000.00

Merrill Lynch	15.151515151515%	$25,000,000.00

Comerica	09.393939393939%	$15,500,000.00

Sovereign	06.060606060606%	$10,000,000.00

TOTAL:	100%	$165,000,000.00

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